UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

WYOMING	0-54360	98-0178621
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street

North Vernon, Indiana 47265

(Address of Principal Executive Offices)

(812) 953-1481

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

Between February 6, 2014, and June 25, 2014, WindStream Technologies, Inc. (the “Company”) entered into subscription agreements with accredited investors for the issuance of an aggregate of 1,754,500 shares of restricted common stock at purchase prices from $0.40 to $0.50 per share, resulting in gross proceeds to the Company of $711,800. No commissions were paid in connection with these issuances.

Between July 25, 2014, and September 26, 2014, the Company entered into subscription agreements with accredited investors for the issuance of an aggregate of 325,000 shares of restricted common stock at a purchase price of $0.40 per share, resulting in gross proceeds to the Company of $130,000. No commissions were paid in connection with these issuances.

On August 29, 2104, September 22, 2014, and October 3, 2014, the Company entered into subscription agreements with accredited investors for the issuance of an aggregate of 1,578,140 shares of restricted common stock at a purchase price of $0.35 per share, resulting in gross proceeds to the Company of $522,349. The Company paid WestPark Capital, Inc. commissions and reimbursement of expenses of an aggregate of approximately $63,833 in connection with the issuance of such shares.

On October 3, 2014, the Company entered into a subscription agreement with an accredited investors for the issuance of an aggregate of 75,000 shares of restricted common stock at a purchase price of $0.40 per share, resulting in gross proceeds to the Company of $30,000. No commissions were paid in connection with this issuance.

On September 26, 2014, the Company entered into a subscription agreement with an accredited investor for the issuance of a convertible promissory note in the aggregate principal amount of $550,000, in exchange for $250,000 in cash at closing, investor notes payable to the Company of $250,000 and $50,000 of original issue discount interest. The note is convertible into shares of common stock of the Company at $0.80 per share or a price determined by a formula using the lowest bid price of the Company’s common stock for a period preceding the date of conversion. In addition, warrants entitling the accredited investor to purchase shares of common stock at the value of the investors’ notes, $250,000, plus original issue discount interest of $25,000, at a price driven by the market price of the Company’s common stock at the time of conversion. The warrants have a term of five years and vest immediately. Principal payments on the note are due starting six months from the date of the note in the amount of $68,750 and will be paid in cash or by converting the amount due in to common shares of the Company’s stock. The note bears interest at 10% per annum and any unpaid principal and accrued interest is due in full in thirteen months.

The above descriptions of the securities purchase agreement, convertible promissory notes and common stock purchase warrants are qualified in their entirety by reference to the form of subscription agreement, convertible promissory note and common stock purchase warrant attached as Exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K.

On October 9, 2014, the Company entered into a subscription agreement with an accredited investor for the issuance of a convertible promissory note in the aggregate principal amount of $200,000, in exchange for $100,000 in cash at closing, additional amounts due to the Company at the accredited investor’s discretion and $20,000 of original issue discount interest. The note is convertible into shares of common stock of the Company at $0.80 per share or a price determined by a formula using the lowest bid price of the Company’s common stock for a period preceding the date of conversion. In addition, warrants entitling the accredited investor to purchase 199,396 shares of the Company’s common stock at a price driven by the market price of the Company’s common stock at the time of conversion. The warrants have a term of five years and vest immediately. The note bears interest at 10% per annum and any unpaid principal and accrued interest is due in full in one year.

The above descriptions of the securities purchase agreement, convertible promissory note and common stock purchase warrants are qualified in their entirety by reference to the form of subscription agreement, convertible promissory note and common stock purchase warrant attached as Exhibits 4.4, 4.5 and 4.6 to this Current Report on Form 8-K.

The Company is currently evaluating the embedded conversion features within these two convertible debt agreements under ASC 815 “Derivatives and Hedging” and will determine whether the embedded conversion feature or the warrants qualify for derivative accounting. Additionally, both instruments will be evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion features.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Between February 6, 2014, and May 31, 2014, the Company issued 829,689 shares of restricted common stock to accredited investors upon the conversion of $207,422 in outstanding principal and accrued interest of outstanding promissory notes. No commissions were paid in connection with these issuances.

On June 25, 2014, the Company issued 135,932 shares of restricted common stock to accredited investors upon the exercise of outstanding warrants. No commissions were paid in connection with these issuances.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Securities Purchase Agreement

4.2	Form of Secured Convertible Promissory Note.

4.3	Form of Warrant.

4.4	Form of Securities Purchase Agreement

4.5	Form of Convertible Promissory Note.

4.6	Form of Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WindStream Technologies, Inc.

Date: October 20, 2014	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer